EXHIBIT 24.1
                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of NationsBank Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James W. Kiser and Charles M. Berger, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) one or more Registration Statements of NationsBank Corporation on Form S-8 relating to the issuance of up to 20,000,000 shares of the Common Stock of NationsBank Corporation pursuant to the NationsBank Corporation 1996 Associates Stock Option Award Plan and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statements"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of NationsBank Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as NationsBank Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of NationsBank Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

         IN WITNESS WHEREOF, NationsBank Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.
                                      NATIONSBANK CORPORATION

                                      By:  /s/ Hugh L. McColl, Jr.
                                           ------------------------------------
                                           Hugh L. McColl, Jr.
                                           Chairman of the Board and
                                           Chief Executive Officer

                                     Dated:  June 26, 1996


         Signature                                      Title                           Date


/s/ Hugh L. McColl, Jr.             Chairman of the Board, Chief                  June 26, 1996
- -------------------------           Executive Officer and Director
Hugh L. McColl, Jr.                 (Principal Executive Officer)


/s/ James H. Hance, Jr.             Vice Chairman and                             June 26, 1996
- ---------------------------         Chief Financial Officer
James H. Hance, Jr.                 (Principal Financial Officer)



/s/ Marc D. Oken                    Executive Vice President and                  June 26, 1996
- ---------------------------         Chief Accounting Officer
Marc D. Oken                        (Principal Accounting Officer)


/s/ Ronald W. Allen                 Director                                      June 26, 1996
- ---------------------------
Ronald W. Allen


/s/ William M. Barnhardt            Director                                      June 26, 1996
- ---------------------------
William M. Barnhardt


/s/ Thomas E. Capps                 Director                                      June 26, 1996
- -----------------------------
Thomas E. Capps


/s/ Charles W. Coker                Director                                      June 26, 1996
- ----------------------------
Charles W. Coker


/s/ Thomas G. Cousins               Director                                     June 26, 1996
- ---------------------------
Thomas G. Cousins


/s/ Alan T. Dickson                 Director                                     June 26, 1996
- ----------------------------
Alan T. Dickson


/s/ W. Frank Dowd, Jr.              Director                                     June 26, 1996
- ---------------------------
W. Frank Dowd, Jr.

                                       2



/s/ Paul Fulton                     Director                                     June 26, 1996
- ----------------------------
Paul Fulton


/s/ Timothy L. Guzzle               Director                                     June 26, 1996
- ---------------------------
Timothy L. Guzzle


/s/ W.W. Johnson                    Director                                     June 26, 1996
- ----------------------------
W. W. Johnson


/s/ John J. Murphy                  Director                                     June 26, 1996
- ----------------------------
John J. Murphy


/s/ John C. Slane                   Director                                     June 26, 1996
- ---------------------------
John C. Slane


/s/ John W. Snow                    Director                                      June 26, 1996
- ---------------------------
John W. Snow


/s/ Meredith R. Spangler            Director                                     June 26, 1996
- ---------------------------
Meredith R. Spangler


/s/ Robert H. Spilman               Director                                     June 26, 1996
- ---------------------------
Robert H. Spilman


/s/ Ronald Townsend                 Director                                     June 26, 1996
- -----------------------------
Ronald Townsend


/s/ E. Craig Wall, Jr.              Director                                     June 26, 1996
- ------------------------------
E. Craig Wall, Jr.


/s/ Jackie M. Ward                  Director                                     June 26, 1996
- -----------------------------
Jackie M. Ward


/s/ Virgil R. Williams              Director                                     June 26, 1996
- -----------------------------
Virgil R. Williams


PREAMBLES AND RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF NATIONSBANK CORPORATION AT ITS MEETING ON WEDNESDAY, JUNE 26, 1996 WITH RESPECT TO THE ESTABLISHMENT OF A BROAD-BASED STOCK OPTION PLAN


         WHEREAS, the Compensation Committee of this Board of Directors, subject to the approval of this Board of Directors, has authorized the Chief Executive Officer of this Corporation to develop and establish along certain guidelines a broad-based stock option plan to become effective during 1996;

         NOW, THEREFORE, BE IT RESOLVED, that the Chief Executive Officer of this Corporation be, and he hereby is, authorized, empowered and directed to cause the Corporation to adopt and establish effective as of July 1, 1996 a broad-based stock option plan for this Corporation and its subsidiaries containing the design terms and features described on Exhibit A attached hereto (the "1996 ASOP"); and

         FURTHER RESOLVED, that 20,000,000 shares of common stock (the "Shares") of the Corporation ("Common Stock") be, and they hereby are, set aside, reserved and authorized for issuance pursuant to the terms of the 1996 ASOP; and

         FURTHER RESOLVED, that the appropriate officers and directors of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8, and any subsequent registration statements on Form S-8 relating to the 1996 ASOP, under the Securities Act of 1933, as amended (collectively, the "Registration Statements"), for the registration of up to the aggregate number of Shares for issuance pursuant to the terms of the 1996 ASOP with full power and authority to make such changes or additions thereto as any of them may approve, such approval to be conclusively evidenced by the filing thereof, and to prepare, execute and cause to be filed any amendments to such Registration Statements (including, without limitation, post-effective amendments), together with all documents required as exhibits to such Registration Statements or any amendments or supplements thereto, and all certificates, letters, instruments, applications and any other documents which may be required to be filed with the Commission with respect to the registration of the Shares and to take any and all action with respect to any of the foregoing as they, in their discretion, shall deem necessary or advisable, with the taking of such action conclusively establishing the validity thereof; and

         FURTHER RESOLVED, that James W. Kiser and Charles M. Berger be, and each of them with full power to act without the other hereby is, authorized and empowered to sign the aforesaid Registration Statements and any amendment or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the Chief Executive Officer, the Principal Financial Officer, the Principal Accounting Officer and any other officer of the Corporation; and

         FURTHER RESOLVED, that Paul J. Polking, Esq. be, and he hereby is, designated and appointed as the agent for service in all matters relating to the Registration Statements; and

         FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to take, or cause to be taken, any and all action necessary to effect the listing of the Shares on the New York Stock Exchange (the "NYSE"), the Pacific Stock Exchange (the "PSE") and the London Stock Exchange ("LSE"), including, without limitation, the preparation, execution and filing of all necessary applications, documents, forms and agreements with the NYSE, PSE and LSE, the payment by the Corporation of all required filing or application fees to the NYSE, PSE and LSE and the appearance of any such officer (if requested) before officials of the NYSE, PSE and LSE; and

         FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Shares be qualified or registered for sale in various states and certain foreign jurisdictions (if applicable); that the appropriate officers of the Corporation be, and each of them hereby is, authorized to determine the states and foreign jurisdictions (if any) in which appropriate action shall be taken to qualify or register for sale all or such part of such Shares as said officers may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states or foreign jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents to and appointments of attorneys for the purpose of receiving and accepting service of process and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and

         FURTHER RESOLVED, that, upon the issuance thereof under the 1996 ASOP, the Shares shall be deemed to be fully paid and non-assessable and the holders of the Shares shall be subject to no further call or liability with respect thereto; and

         FURTHER RESOLVED, that Chase Mellon Shareholder Services, L.L.C. be, and it hereby is, appointed Transfer Agent and Registrar for the Shares, and that Chase Mellon Shareholder Services, L.L.C. be, and it hereby is, vested with all the power and authority as Transfer Agent and Registrar with respect to the Shares as it has heretofore been vested with for the shares of Common Stock currently issued and outstanding; and

         FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized to take all action, to execute, deliver and file all instruments and documents, to enter into all agreements and to do or cause to be done all such acts and things (including the payment of all necessary fees and expenses), in the name and on behalf of the Corporation and under its seal or otherwise, as they or any of them may deem necessary or desirable to carry out the intent and purposes of the foregoing resolutions; and

         FURTHER RESOLVED, that any action authorized by any of the foregoing resolutions which has been taken prior to the date hereof be, and the same hereby is, ratified and confirmed in all respects.

                                                                       Exhibit A

                             NationsBank Corporation
                     Proposed Principal Terms and Conditions
                      for New Broad-Based Stock Option Plan

1. Maximum number of shares to be reserved for issuance pursuant to option awards: 20,000,000

2. Grant Date: July 1, 1996 (certain new hires to receive grants on July 1, 1997, July 1, 1998 and July 1, 1999; see #8 below)

3.     Term of Option:  All options  expire at the close of business on June 30,
       2001

4. July 1, 1996 Grant: All "benefits eligible" employees of NationsBank Corporation and its subsidiaries who are actively employed on July 1, 1996 and who hold the position of Vice President or below (and who have not previously been granted an option under the Key Employee Stock Plan), will receive an option grant as follows:

                                                           # of Shares
                  Position                             Covered By Option

                  Vice President                              500
                  Assistant Vice President                    400
                  Officer                                     250
                  Full-time non-officer                       250
                  Part-time non-officer                       100

       Corporate Personnel Group Executive to determine which benefits eligible employees who are outside of the U.S. will receive awards.

5. Option Price: Fair market value of NationsBank Common Stock on grant date.

6. Vesting/Exercisability: 50% of option vests when stock closes at or above $100 per share for 10 consecutive trading days; remaining 50% of option vests when stock closes at or above $120 per share for 10 consecutive trading days; if not previously vested, option 100% vests on July 1, 2000. In no event can options be exercised before January 1, 1997.

7. Exercisability Upon Termination of Employment: The Plan will provide the extent to which options may vest and remain exercisable after termination of employment. The Plan may make distinctions based on the reason for termination (e.g., death, disability or retirement).

8. Employees Hired After July 1, 1996: Employees hired between (i) July 2, 1996 and July 1, 1997, (ii) between July 2, 1997 and July 1, 1998 and
       (iii) between July 2, 1998 and July 1, 1999 will be granted options for pro-rated shares as follows:


         July 1, 1997 Grant                 July 1, 1998 Grant                  July 1, 1999 Grant
         ------------------                 ------------------                  ------------------

         VP                400              VP                300               VP               200
         AVP               320              AVP               240               AVP              160
         Officer           200              Officer           150               Officer          100
         Full-Time         200              Full-time         150               Full-time        100
         Part-Time          80              Part-time          60               Part-time         40

       In no case will July 1, 1997, July 1, 1998 or July 1, 1999 option prices be less than July 1, 1996 option price. If stock price "trigger" of $100 is reached, subsequent new hires will receive options that will vest 100% upon attainment of the $120 "trigger." If $120 trigger is reached, subsequent new hires will receive no awards.


                            CERTIFICATE OF SECRETARY


                  I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of said corporation at a meeting of said Board of Directors held June 26, 1996, at which meeting a quorum was present and acted throughout and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

                  IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 26th day of June, 1996.



(CORPORATE SEAL)



                                                          /s/ Allison L. Gilliam
                                                             Assistant Secretary